EXHIBIT 99.1

Chemours Appoints Shane Hostetter as Chief Financial Officer

Wilmington, Del., June 5, 2024 – The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials, today announced the appointment of Shane Hostetter as Chief Financial Officer (CFO) effective July 1, 2024. As CFO, Shane will lead Finance, Investor Relations, Corporate Development, Strategy, and Enterprise Risk Management.

“Shane is a welcome addition to the Chemours team. With over 20 years’ experience in all aspects of finance and a deep understanding of the chemicals industry, Shane is uniquely positioned to drive long-term value for shareholders,” says Denise Dignam, President and Chief Executive Officer of Chemours.

Shane joins Chemours after 13 years of service at the Quaker Chemical Corporation (“Quaker Houghton”), a publicly traded global leader in industrial process fluids, where he served as CFO since April 2021. Throughout his career at Quaker Houghton, Shane served in several executive- and senior-level leadership positions including Vice President of Finance, Chief Accounting Officer, and Global Controller. He brings a breadth and depth of experience to Chemours spanning all financial aspects of the organization including Accounting, Finance, Treasury, Investor Relations, and Tax. Prior to Quaker Houghton, Shane held several financial leadership roles at Pulse Electronics Corporation, a publicly traded global manufacturer of electronic components, and started his career as an auditor with PricewaterhouseCoopers. Shane is a Certified Public Accountant (CPA) and has an MBA in Finance from Villanova University.

With Shane’s appointment, Matt Abbott, Interim CFO since February 2024, will resume his prior role of SVP, Chief Enterprise Transformation Officer, where he is responsible for accelerating growth, unlocking new productivity, and improving operational performance across the organization.

“Matt has been an incredible partner and invaluable member of the executive team,” says Ms. Dignam. “I want to thank Matt for his leadership and willingness to take on the Interim CFO role at such a critical juncture for the company. His contributions have been integral to strengthening the foundation of how we operate and moving Chemours forward.”

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,200 employees and 28 manufacturing sites, and serves approximately and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or on LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, our ability to drive value for shareholders, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Matters outside our control, including general economic conditions, geopolitical conditions and global health events and weather events, and changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS

Brandon Ontjes

Vice President, Investor Relations

+1.302.773.3300

investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Corporate Media & Brand Reputation Leader

+1.302.219.7140

media@chemours.com